UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011 (October 7, 2011)

AmREIT MONTHLY INCOME & GROWTH FUND III, LTD.
(Exact Name of Registrant as Specified in Charter)

Texas	000-52619	20-2964630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

(713) 850-1400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

          On October 7, 2011, AmREIT Monthly Income & Growth Fund III, Ltd., a Texas limited partnership (“MIG III”), through its wholly-owned subsidiary, AmREIT Lantern Lane, LP, a Texas Limited Partnership, (“the Borrower”), entered into a $12.8 million secured term loan (the “Term Loan”) with U.S. Bank National Association (the “Lender”). The purpose of the Term Loan is to refinance a $13.4 million mortgage on the approximately 6.7 acre Lantern Lane Shopping Center (the “Lantern Lane Property”) that matured in September 2011. The Term Loan will mature on April 7, 2013, unless the Borrower chooses to extend the maturity date by twelve months. Interest on the Term Loan is payable monthly at a rate per year of 3.00% plus the one-month LIBOR rate. If there is an event of default, at the Lender’s option, the entire unpaid balance of the Term Loan, including accrued, unpaid interest will become due and the interest rate will include the amount described above plus 5%. Principal is due on the date the loan matures, unless the Borrower extends the maturity date, in which case, beginning on May 1, 2013, the Borrower will make monthly principal payments of $16,318. The Borrower may voluntarily prepay the Term Loan, in full or in part, without premium or penalty after at least three business days’ prior written notice to the Lender of the date of prepayment.

          The Term Loan is secured by a first-priority lien on the Lantern Lane Property including, among other things, the buildings and other improvements on the property, and an assignment of all leases and rents pertaining to the property. MIG III has guaranteed up to $3.2 million of the principal amount of the Term Loan, accrued and unpaid interest and certain carve out losses incurred by the Lender. The financial covenants in the guaranty agreement require MIG III to maintain liquid assets of at least $1.0 million and a net worth of at least $25.0 million. The loan agreement contains customary representations and warranties, affirmative covenants and events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants contained in the documents evidencing the loan, and bankruptcy or other insolvency events.

          The description of the Term Loan contained herein does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

          The information set forth in Item 1.01 regarding the Term Loan is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Term Loan Agreement by and between AmREIT Lantern Lane, LP, as Borrower and U.S. Bank National Association, as Lender, dated October 7, 2011

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2011	AmREIT Monthly Income & Growth Fund III, Ltd.

	By:	/s/ Chad C. Braun
Chad C. Braun Vice President

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Exhibit Index

Exhibit No	Description
10.1	Term Loan Agreement by and between AmREIT Lantern Lane, LP, as Borrower and U.S. Bank National Association, as Lender, dated October 7, 2011

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